Exhibit 99.1

SONICWALL ANNOUNCES Q1 2005 EARNINGS RELEASE DELAY DUE TO PENDING RESTATEMENT OF FISCAL YEAR
2004 RESULTS

Restatement expected to improve results by decreasing GAAP net loss and net loss per share for fiscal year 2004; Company also expects to exceed earnings per share guidance for Q1 of 2005

SUNNYVALE, CALIF. – April 26, 2005 – SonicWALL, Inc. (NASDAQ: SNWL), a leading provider of integrated security, productivity and mobility solutions, today announced that it will delay the release of its first quarter 2005 earnings announcement, originally scheduled for April 26, 2005, due to a pending restatement of its fiscal year 2004 results and related amendment to Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2004. The date and time of the rescheduled earnings announcement has not been set at this time.

Financial results for fiscal year 2004 will be restated due to an over-accrual of amounts to be paid under both the Company’s 2004 sales commission and 2004 employee bonus programs. The effect of the restatement is expected to be a reduction in net loss and net loss per share in accordance with U.S. generally accepted accounting principles (GAAP) and an increase in pro forma (non-GAAP) net income and net income per share for the fiscal year ended December 31, 2004. Pro forma net income excludes amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense.

The Company also announced that, for the first quarter of 2005, it expects revenue to be consistent with previously announced guidance and earnings per share to exceed previously announced guidance due to higher gross margins and less-than-anticipated expenses. The Company previously announced it expected relatively flat revenue compared to the fourth quarter of 2004 and pro forma net earnings of $0.01 per diluted share and a GAAP net loss of $0.01 for the first quarter of 2005.

Notice of the restatement of Fiscal Year 2004 financial results will be filed with the Securities and Exchange Commission on Form 8-K.

About SonicWALL, Inc.
SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, gateway anti-virus/anti-spyware/intrusion detection and prevention, SSL, desktop anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive distributed enforcement architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

For Additional Information Contact:

Denise Franklin
SonicWALL, Inc. Investor Relations
+ 1 (408) 752-7907
dfranklin@sonicwall.com

Mary McEvoy
SonicWALL, Inc. Media Relations
+1 (408) 962-7110
mmcevoy@sonicwall.com

Safe Harbor Regarding Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include but are not limited to statements regarding an expected decrease in GAAP net loss and net loss per share for fiscal year 2004, an expected increase in pro-forma (non-GAAP) net income and net income per share for fiscal year 2004, confirmation that revenue for first quarter 2005 is expected to be consistent with previously announced guidance and an expectation that earnings per share for first quarter 2005 will exceed previously announced guidance. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks include but are not limited to the risks that restated GAAP and non-GAAP results for fiscal year 2004 will not meet expectations and that GAAP and non-GAAP results for the first quarter of 2005 will not meet expectations. In addition, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2004, for a more detailed description of the risks facing our business. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.